Exhibit 99.1

Amwell® Announces Results for Fourth Quarter 2021 and Full Year 2021

•	Total 2021 revenue of $252.8 million

•	Gross margins of 41% for full year

•	Total visits of 5.8 million

•	Total active providers of approximately 91,000 at year end versus 80,000 last quarter and 72,000 last year

•	Provides initial 2022 guidance

BOSTON, February 24, 2021 /BusinessWire/ — Amwell® (NYSE: AMWL) (the “Company”), a leading enterprise software company enabling digital delivery of care for healthcare’s key stakeholders, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“Our fourth quarter marks a strong end to a strategic year. We continue to make meaningful progress on the launch and implementation of Converge™, our scalable, omnichannel platform designed to enable trusted healthcare players to deliver the next-generation of care and enhance their ability to meet their strategic, operational, financial and clinical objectives. Feedback has been strong, and is demonstrated by a record number of active providers on the platform and recent recognition from industry leaders,” said Dr. Ido Schoenberg, Chairman and CEO.

Dr. Schoenberg continued, “During 2022, we expect to complete the build out of Converge and begin to normalize our recent Converge-related R&D expenditures. We will also strive to resume our bookings momentum as we migrate existing customers to the platform, incorporate new modules of care, and drive new customer bookings. We believe this will result in a mix shift to margin rich revenue growth and ultimately, EBITDA profitability.”

Fourth Quarter 2021 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended December 31, 2020.

•	Total Revenue was $72.8 million, compared to $60.4 million

•	Subscription revenue was $30.1 million, compared to $26.3 million

•	Visit revenue was $31.2 million, compared to $26.2 million

•	Gross margin was 39.9%, compared to 37.4%

•	Net loss was ($47.9) million, compared to ($50.6) million

•	Adjusted EBITDA was ($41.1) million, compared to ($35.4) million

•	Total active providers were ~91,000, compared to ~80,000 last quarter

•	Total visits were ~1.5 million, compared to ~1.4 million last quarter

Full Year 2021 Financial Highlights:

All comparisons, unless otherwise noted, are to the full year ended December 31, 2020.

•	Total visits were ~5.8 million, compared to ~5.9 million

•	AMG visits were ~1.4 million or 24% of total visits, compared to ~1.6 million or 27% of total visits

•	Total Revenue was $252.8 million, compared to $245.3 million

•	Subscription revenue was $108.3 million, compared to $98.4 million

•	Visit revenue was $116.6 million, compared to $117.2 million

•	Average number of health plans clients of 58 and average number of health system clients of 154

•	Average contract values increased from $334,000 to $356,000 for Health Systems and from $612,000 to $723,000 for Health Plans

•	AMG Revenue per visit increased from $73 to $82

•	Gross margin was 41.3%, compared to 36.1%

•	Net loss was $176.8 million, compared to $228.6 million

•	Adjusted EBITDA was ($122.7) million, compared to ($92.7) million

•	Cash and short-term securities as of quarter-end were approximately $746.4 million

Financial Outlook

The Company is providing the initial outlook for 2022 and expects:

•	Revenue between $275 and $285 million

•	AMG visits between 1.4 and 1.5 million

•	Adjusted EBITDA between ($200) million and ($190) million

Quarterly Conference Call Details

The company will host a conference call to review the results today, Thursday, February 24, 2022 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading enterprise software company enabling digital delivery of care for healthcare’s key stakeholders in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers the digital care programs of over 55 health plans, which collectively represent more than 80 million covered lives, as well as approximately 150 of the nation’s largest health systems, encompassing more than 2,000 hospitals. For more information, please visit https://business.amwell.com.

American Well, Amwell, Converge, and Carepoint are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Lindsay Sharifipour

press@amwell.com

508-494-3422

Investor Contact:

Asher Dewhurst

investors@amwell.com

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$746,416	$941,616
Investments	—	99,963
Restricted cash	—	1,095
Accounts receivable ($2,054 and $12,053, from related parties and net of allowances of $1,809 and $1,556, respectively)	51,375	45,296
Inventories	7,530	9,128
Deferred contract acquisition costs	1,697	2,134
Prepaid expenses and other current assets	20,278	14,055

Total current assets	827,296	1,113,287
Restricted cash	795	—
Property and equipment, net	2,235	3,836
Goodwill	442,761	193,877
Intangibles assets, net	152,409	55,528
Operating lease right-of-use asset	16,422	6,609
Deferred contract acquisition costs, net of current portion	2,028	1,327
Other assets	1,722	1,430
Investment in minority owned joint venture	168	752

Total assets	$1,445,836	$1,376,646

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,156	$5,797
Accrued expenses and other current liabilities	58,711	42,135
Operating lease liability, current	1,918	6,357
Deferred revenue ($1,860 and $14,421 from related parties, respectively)	68,841	66,693

Total current liabilities	141,626	120,982
Other long-term liabilities	5,136	64
Contingent consideration liabilities, net of current portion	16,450	—
Operating lease liability, net of current portion	14,694	1,296
Deferred revenue, net of current portion ($22 and $486 from related parties, respectively)	7,055	8,107

Total liabilities	184,961	130,449

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2021 and as of December 31, 2020	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 229,402,453 and 201,488,097 shares issued, and 229,402,453 and 200,751,168 shares outstanding, respectively; 100,000,000 Class B shares authorized, 26,913,579 and 30,427,128 shares issued, and 26,913,579 and 29,297,382 shares outstanding, respectively; 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of December 31, 2021 and December 31, 2020	2,620	2,357
Treasury stock, no shares and 1,866,675 shares as of December 31, 2021 and December 31, 2020, respectively	—	(37,568)
Additional paid-in capital	2,054,275	1,841,405
Accumulated other comprehensive income	(6,353)	297
Accumulated deficit	(811,284)	(582,359)

Total American Well Corporation stockholders’ equity	1,239,258	1,224,132
Non-controlling interest	21,617	22,065

Total stockholders’ equity	1,260,875	1,246,197

Total liabilities and stockholders’ equity	$1,445,836	$1,376,646

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31		Years Ended December 31,
	2021	2020	2021	2020
Revenue	$72,750	$60,432	$252,789	$245,265
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	43,696	37,821	148,474	156,790
Research and development	33,777	26,564	106,594	84,412
Sales and marketing	21,263	15,117	66,154	55,095
General and administrative	14,678	27,709	94,624	166,246
Depreciation and amortization expense	6,759	2,782	16,089	10,153

Total costs and operating expenses	120,173	109,993	431,935	472,696

Loss from operations	(47,423)	(49,561)	(179,146)	(227,431)
Interest income and other income (expense), net	217	222	120	1,632

Loss before benefit (expense) from income taxes and loss from equity method investment	(47,206)	(49,339)	(179,026)	(225,799)
Benefit (expense) from income taxes	334	(309)	5,376	(639)
Loss from equity method investment	(1,037)	(938)	(3,132)	(2,188)

Net loss	(47,909)	(50,586)	(176,782)	(228,626)

Net (loss) income attributable to non-controlling interest	(116)	(274)	(448)	(4,194)

Net loss attributable to American Well Corporation	$(47,793)	$(50,312)	$(176,334)	$(224,432)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.18)	$(0.21)	$(0.69)	$(2.27)
Weighted-average common shares outstanding, basic and diluted	266,034,717	240,664,561	254,068,942	99,044,312

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Years Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(176,782)	$(228,626)	$(88,366)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	16,089	10,153	7,761
Provisions for credit losses	714	1,646	717
Amortization of deferred contract acquisition costs	1,971	1,410	1,062
Amortization of deferred contract fulfillment costs	737	852	707
Noncash compensation costs incurred by selling shareholders	2,753	—	—
Stock-based compensation expense	43,809	118,358	12,135
Loss on equity method investment	3,132	2,188	—
Deferred income taxes	(6,245)	—	(1,388)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(512)	(14,212)	803
Inventories	1,598	(6,024)	(592)
Deferred contract acquisition costs	(2,235)	(2,102)	(1,217)
Prepaid expenses and other current assets	(5,775)	(5,990)	(2,698)
Other assets	117	122	(977)
Accounts payable	5,546	(707)	1,158
Accrued expenses and other current liabilities	(380)	12,887	5,851
Other long-term liabilities	(16,705)	(245)	(699)
Deferred revenue	(9,369)	(2,174)	(16,149)

Net cash used in operating activities	(141,537)	(112,464)	(81,892)

Cash flows from investing activities:
Purchases of property and equipment	(559)	(3,318)	(1,338)
Investment in less than majority owned joint venture	(2,548)	(2,940)	—
Purchases of investments	—	(159,608)	(78,946)
Proceeds from sales and maturities of investments	100,000	99,109	246,033
Acquisitions of business, net of cash acquired	(156,526)	—	(45,750)

Net cash (used in) provided by investing activities	(59,633)	(66,757)	119,999

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	146,014	45,761
Proceeds from exercise of common stock options	20,806	5,932	1,036
Proceeds from employee stock purchase plan	1,599	—	—
Payments for the purchase of treasury stock	(15,038)	(37,568)	(158)
Proceeds from issuance of common stock in initial public offering, net of underwriting costs and commissions	—	772,931	—
Proceeds from the issuance of common stock to Google, net of issuance costs	—	99,100	—
Payment of deferred offering costs	(1,613)	(3,293)	—

Net cash provided by financing activities	5,754	983,116	46,639

Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(84)	—	—

Net (decrease) increase in cash, cash equivalents, and restricted cash	(195,500)	803,895	84,746
Cash, cash equivalents, and restricted cash at beginning of period	942,711	138,816	54,070

Cash, cash equivalents, and restricted cash at end of period	$747,211	$942,711	$138,816

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	746,416	941,616	137,673
Restricted cash	795	1,095	1,143

Total cash, cash equivalents, and restricted cash at end of period	$747,211	$942,711	$138,816

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,587	$713	$193
Supplemental disclosure of non-cash investing and financing activities:
Series C preferred stock issued in connection with Aligned acquisition	$—	$—	$34,250
Issuance of common stock in acquisitions	$144,107	$—	$—
Unsettled issuance of Series C preferred stock	$—	$—	$75
Receivable related to exercise of common stock options	$74	$—	$—
Common stock issuance costs in accrued expenses	$—	$1,613	$—

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) public offering expenses, (vi) acquisition-related income and expenses, (vii) litigation expenses related to the defense of our patents in the patent infringement claim filed by Teladoc and (viii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our public offering and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three months ended and full year ended December 31, 2021 and 2020:

	Three Months Ended December 31		Years Ended December 31,
(in thousands)	2021	2020	2021	2020

Net loss	$(47,909)	$(50,586)	$(176,782)	$(228,626)
Add:
Depreciation and amortization	6,759	2,782	16,089	10,153
Interest and other income, net	(217)	(222)	(120)	(1,632)
Benefit (expense) from income taxes	(334)	309	(5,376)	639
Stock-based compensation	12,053	11,842	43,809	118,358
Public offering expenses(2)	—	—	1,223	2,039
Acquisition-related (income) expenses	—	—	7,289	(48)
Noncash expenses and contingent consideration adjustments(3)	(11,704)	—	(10,987)	—
COVID-19-related expenses(1)	—	143	—	6,076
Litigation expense	264	352	2,182	352

Adjusted EBITDA	$(41,088)	$(35,380)	$(122,673)	$(92,689)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.

(2)

Public offering expenses include non-recurring expenses incurred in relation to our initial public offering for the year ended December 31, 2020, and our secondary offering for the year ended December 31, 2021.

(3)	Noncash expenses and contingent consideration adjustments include, noncash compensation costs incurred by selling shareholders and adjustments made to the contingent consideration.